SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): AUGUST 28, 2001
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                                    DVL, INC.
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

                       1-8356                   13-2892858
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       (Commission File Number)       (IRS Employer Identification Number)

               70 EAST 55TH STREET, 7TH FLOOR, NEW YORK, NY 10022
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               (Address of Principal Executive Offices) (Zip Code)




        Registrant's telephone number, including area code (212) 350-9900
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On August 28, 2001, the Registrant acquired, through a wholly-owned subsidiary, a significant equity interest in Receivables II-B LLC, a limited liability company engaged in the acquisition and management of periodic payment receivables, as described in more detail in the Press Release attached hereto as
Exhibit 20.01.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits:

          10.01 Purchase Agreement, dated as of August 20, 2001, by and among J.G. Wentworth Receivables II LLC, Receivables II-B LLC, Receivables II-B Holding Company LLC, J.G. Wentworth S.S.C. Limited Partnership, J.G. Wentworth Management Company, Inc., S2 Holdings, Inc. and DVL, Inc. for the purchase of residual interests in securitized portfolios.

          10.02 Non-Negotiable, Secured Purchase Money Promissory Note dated as of August 15, 2001 in the original principal amount of $7,931,560.00 payable to the order of J.G. Wentworth S.S.C. Limited Partnership from S2 Holdings, Inc.

          10.03 Non-Negotiable, Secured Purchase Money Promissory Note dated as of August 15, 2001 in the original principal amount of $1,168,440.00 payable to the order of J.G. Wentworth S.S.C Limited Partnership from S2 Holdings, Inc.

          10.04 Guaranty & Surety Agreement dated as of August 20, 2001 by and from DVL, Inc. in favor of J.G. Wentworth S.S.C. Limited Partnership.

          10.05   Pledge Agreement,  dated as of August 20, 2001 by S2 Holdings,
                  Inc.  for  the  benefit  of  J.G.  Wentworth  S.S.C.   Limited
                  Partnership.

          10.06   Common Stock Warrant dated as of August 15, 2001.

          20.01   Press Release, dated August 29, 2001.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DVL, INC.



                                       By:  /s/ GARY FLICKER
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                                       Name:  Gary Flicker
                                       Title: Executive Vice President and
                                              Chief Financial Officer

Date:  September 7, 2001

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